Exhibit 99.1

SiriusXM Reports Second Quarter 2013 Results

•	Record Revenue of $940 Million, Up 12% From Second Quarter of 2012
•	Net Income of $126 Million
•	Adjusted EBITDA Grows 19% to a Record $283 Million
•	Company Raises Full Year EBITDA Guidance to $1.14 Billion
•	Share Repurchase Program Approaches $1.3 Billion Year to Date

NEW YORK – July 25, 2013 – Sirius XM Radio (NASDAQ: SIRI) today announced second quarter 2013 financial and operating results, including record revenue of $940 million, up 12% from the second quarter 2012 revenue of $838 million. Net income for the second quarter 2013 and 2012 was $126 million and $3.1 billion, respectively. Net income in the second quarter of 2012 benefitted from a $3 billion reversal of deferred income tax valuation allowances.

Income before income taxes rose 47% to $202 million in the second quarter compared to $138 million in the second quarter of 2012. Adjusted EBITDA for the second quarter of 2013 reached a record $283 million, up 19% from $237 million in the second quarter of 2012.

“SiriusXM’s second quarter results reflect record performance on almost every vital metric: the 25 million subscriber milestone, record revenue, adjusted EBITDA and adjusted EBITDA margin. We grew our revenue at double digit rates for the sixth consecutive quarter while being very mindful of our costs as we invest in advanced IP and telematics platforms designed to provide more services to our subscribers and automakers,” noted Jim Meyer, Chief Executive Officer, SiriusXM.

“Our increase in adjusted EBITDA guidance speaks to our excellent first half performance as well as our outlook for further growth later this year. SiriusXM has now purchased 391 million shares of its common stock so far this year for nearly $1.3 billion, and we plan to continue using our growing free cash flow and strong balance sheet in a very disciplined way to reward our investors,” added Meyer.

Additional highlights of the second quarter include:

•	Adjusted EBITDA Margin Reaches 30%. Adjusted EBITDA climbed 19% from last year’s second quarter to a record quarterly figure of $283 million, and a record adjusted EBITDA margin of 30%.
•	Subscribers Exceed 25 Million Amid Record Growth. Net subscriber additions in the quarter were 715,762, up from 622,042 in the second quarter of 2012, marking the largest quarterly gain since the fourth quarter of 2007. Our total paid subscriber base reached a record 25.1 million, up 9% from the prior year period. Self-pay net subscriber additions were 423,076, while the self-pay subscriber base reached a record high of

20.3 million, up 9% from the prior year period. Total paid and unpaid trials grew by 528,000 from the first quarter 2013 to 6.7 million.
•	Free Cash Flow Reaches a Second Quarter Record. Free cash flow was $237 million, up from $230 million in the second quarter of 2012. Year-to-date free cash flow reached $379 million, an increase of 55% from the same period in 2012.

“During the second quarter, we repurchased 195 million shares of our common stock for $650 million. We also repurchased approximately $130 million in principal amount of our outstanding debt during the second quarter. Following our $1 billion debt issuance in May, the Company’s outstanding debt was approximately 3.2x our trailing adjusted EBITDA, below our target leverage of 3.5x. Combined with our strong cash position of $652 million and undrawn revolving credit facility of $1.25 billion, we have tremendous flexibility to continue pursuing capital returns, debt repurchases, and acquisitions,” noted David Frear, SiriusXM’s Executive Vice President and Chief Financial Officer.

2013 GUIDANCE

After increasing its total net additions guidance on July 9, 2013, the Company today increased its 2013 guidance for adjusted EBITDA and reiterated guidance for subscriber growth, revenue, and free cash flow:

•	Self-pay net subscriber additions of approximately 1.6 million,
•	Total net subscriber additions of approximately 1.5 million,
•	Revenue of over $3.7 billion,
•	Adjusted EBITDA of approximately $1.14 billion, and
•	Free cash flow of approximately $915 million.

SECOND QUARTER 2013 RESULTS

SIRIUS XM RADIO INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2013	2012	2013	2012

Revenue:
Subscriber revenue	$814,718	$730,285	$1,598,060	$1,430,526
Advertising revenue	21,757	20,786	41,968	39,456
Equipment revenue	18,443	16,417	36,599	33,370
Other revenue	85,192	70,055	160,881	138,912
Total revenue	940,110	837,543	1,837,508	1,642,264
Operating expenses:
Cost of services:
Revenue share and royalties	155,859	135,426	304,390	267,537
Programming and content	70,381	65,169	144,991	135,265
Customer service and billing	80,290	68,679	160,684	134,866
Satellite and transmission	19,493	17,551	39,188	35,661
Cost of equipment	5,442	7,150	12,469	12,956
Subscriber acquisition costs	129,992	119,475	246,103	235,596
Sales and marketing	68,058	57,422	133,956	115,781
Engineering, design and development	15,052	6,272	29,894	18,962
General and administrative	60,392	65,664	116,732	125,550
Depreciation and amortization	67,415	66,793	134,433	132,910
Total operating expenses	672,374	609,601	1,322,840	1,215,084
Income from operations	267,736	227,942	514,668	427,180
Other income (expense):
Interest expense, net of amounts capitalized	(49,728)	(72,770)	(95,902)	(149,742)
Loss on extinguishment of debt and credit facilities, net	(16,377)	(15,650)	(16,377)	(25,621)
Interest and investment income (loss)	294	(1,728)	1,932	(2,871)
Other income (loss)	256	(173)	502	(749)
Total other expense	(65,555)	(90,321)	(109,845)	(178,983)
Income before income taxes	202,181	137,621	404,823	248,197
Income tax (expense) benefit	(76,659)	2,996,549	(155,699)	2,993,747
Net income	$125,522	$3,134,170	$249,124	$3,241,944
Foreign currency translation adjustment, net of tax	(109)	18	(281)	(38)
Total comprehensive income	$125,413	$3,134,188	$248,843	$3,241,906
Net income per common share:
Basic	$0.02	$0.49	$0.04	$0.51
Diluted	$0.02	$0.48	$0.04	$0.50
Weighted average common shares outstanding:
Basic	6,354,755	3,765,573	6,307,541	3,766,508
Diluted	6,447,517	6,506,159	6,526,698	6,521,614

SIRIUS XM RADIO INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2013	December 31, 2012
(in thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$651,769	$520,945
Accounts receivable, net	101,203	106,142
Receivables from distributors	111,288	104,425
Inventory, net	16,688	25,337
Prepaid expenses	149,408	122,157
Related party current assets	9,127	13,167
Deferred tax asset	894,303	923,972
Other current assets	10,177	12,037
Total current assets	1,943,963	1,828,182
Property and equipment, net	1,523,615	1,571,922
Long-term restricted investments	3,999	3,999
Deferred financing fees, net	31,757	38,677
Intangible assets, net	2,494,474	2,519,610
Goodwill	1,815,365	1,815,365
Related party long-term assets	36,506	44,954
Long-term deferred tax asset	1,089,981	1,219,256
Other long-term assets	11,526	12,878
Total assets	$8,951,186	$9,054,843
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$550,959	$587,652
Accrued interest	37,822	33,954
Current portion of deferred revenue	1,539,841	1,474,138
Current portion of deferred credit on executory contracts	71,854	207,854
Current maturities of long-term debt	3,873	4,234
Related party current liabilities	7,927	6,756
Total current liabilities	2,212,276	2,314,588
Deferred revenue	152,914	159,501
Deferred credit on executory contracts	3,285	5,175
Long-term debt	3,036,660	2,222,080
Long-term related party debt	209,244	208,906
Related party long-term liabilities	17,578	18,966
Other long-term liabilities	80,383	86,062
Total liabilities	5,712,340	5,015,278

Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at June 30, 2013 and December 31, 2012:
Convertible perpetual preferred stock, series B-1 (liquidation preference of $0.001 per share); 0 and 6,250,100 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	—	6
Common stock, par value $0.001; 9,000,000,000 shares authorized; 6,257,721,498 and 5,262,440,085 shares issued; 6,247,221,498 and 5,262,440,085 shares outstanding, at June 30, 2013 and December 31, 2012, respectively	6,258	5,263
Accumulated other comprehensive (loss) income, net of tax	(161)	120
Additional paid-in capital	9,330,188	10,345,566
Treasury stock, at cost; 10,500,000 and 0 shares of common stock at June 30, 2013 and December 31, 2012, respectively	(35,173)	—
Accumulated deficit	(6,062,266)	(6,311,390)
Total stockholders’ equity	3,238,846	4,039,565
Total liabilities and stockholders’ equity	$8,951,186	$9,054,843

SIRIUS XM RADIO INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$249,124	$3,241,944
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	134,433	132,910
Non-cash interest expense, net of amortization of premium	10,932	21,031
Provision for doubtful accounts	20,153	14,879
Amortization of deferred income related to equity method investment	(1,388)	(1,388)
Loss on extinguishment of debt and credit facilities, net	16,377	25,621
(Gain) loss on unconsolidated entity investments, net	(1,382)	3,469
Dividend received from unconsolidated entity investment	13,217	—
Loss on disposal of assets	126	488
Share-based payment expense	30,012	28,869
Deferred income taxes	159,191	(2,995,542)
Other non-cash purchase price adjustments	(137,889)	(147,328)
Changes in operating assets and liabilities:
Accounts receivable	(15,214)	(26,879)
Receivables from distributors	(6,863)	(12,259)
Inventory	8,649	(173)
Related party assets	205	6,813
Prepaid expenses and other current assets	(28,317)	(39,308)
Other long-term assets	1,353	16,579
Accounts payable and accrued expenses	(69,310)	(51,596)
Accrued interest	3,868	(7,434)
Deferred revenue	59,116	79,288
Related party liabilities	1,171	1,501
Other long-term liabilities	(5,543)	2,238
Net cash provided by operating activities	442,021	293,723

Cash flows from investing activities:
Additions to property and equipment	(62,980)	(48,944)
Net cash used in investing activities	(62,980)	(48,944)

Cash flows from financing activities:
Proceeds from exercise of stock options	21,658	38,671
Payment of premiums on redemption of debt	(14,719)	(19,211)
Repayment of long-term borrowings	(283,180)	(169,899)
Long-term borrowings, net of costs	1,136,640	—
Common stock repurchased and retired	(1,108,616)	—
Net cash used in financing activities	(248,217)	(150,439)
Net increase in cash and cash equivalents	130,824	94,340
Cash and cash equivalents at beginning of period	520,945	773,990
Cash and cash equivalents at end of period	$651,769	$868,330

Subscriber Data and Operating Metrics

The following table contains subscriber data and key operating metrics for the three and six months ended June 30, 2013 and 2012, respectively:

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Beginning subscribers	24,353,226	22,297,420	23,900,336	21,892,824
Gross subscriber additions	2,655,488	2,481,004	5,165,402	4,642,697
Deactivated subscribers	(1,939,726)	(1,858,962)	(3,996,750)	(3,616,059)
Net additions	715,762	622,042	1,168,652	1,026,638
Ending subscribers	25,068,988	22,919,462	25,068,988	22,919,462

Self-pay	20,297,736	18,670,966	20,297,736	18,670,966
Paid promotional	4,771,252	4,248,496	4,771,252	4,248,496
Ending subscribers	25,068,988	22,919,462	25,068,988	22,919,462

Self-pay	423,076	462,876	727,462	762,224
Paid promotional	292,686	159,166	441,190	264,414
Net additions	715,762	622,042	1,168,652	1,026,638

Daily weighted average number of subscribers	24,651,268	22,553,702	24,331,646	22,272,282

Average self-pay monthly churn	1.7%	1.9%	1.8%	1.9%

New vehicle consumer conversion rate	45%	45%	44%	45%

ARPU	$12.28	$11.97	$12.16	$11.87
SAC, per gross subscriber addition	$52	$54	$51	$57

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to remove the impact of other income and expense, loss on extinguishment of debt as well as certain other charges discussed below. This measure is one of the primary non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair value as determined using the Black-Scholes-Merton model which varies based on assumptions used for the expected life, expected stock price volatility and risk-free interest rates.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our consolidated statements of comprehensive income. Since adjusted EBITDA is a non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Net income (GAAP):	$125,522	$3,134,170	$249,124	$3,241,944
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,867	3,626	3,747
Operating expenses	(69,479)	(73,423)	(137,889)	(147,449)
Share-based payment expense (GAAP)	15,494	13,917	30,012	28,869
Depreciation and amortization (GAAP)	67,415	66,793	134,433	132,910
Interest expense, net of amounts capitalized (GAAP)	49,728	72,770	95,902	149,742
Loss on extinguishment of debt and credit facilities, net (GAAP)	16,377	15,650	16,377	25,621
Interest and investment (income) loss (GAAP)	(294)	1,728	(1,932)	2,871
Other (income) loss (GAAP)	(256)	173	(502)	749
Income tax expense (benefit) (GAAP)	76,659	(2,996,549)	155,699	(2,993,747)
Adjusted EBITDA	$282,979	$237,096	$544,850	$445,257

Adjusted Revenues and Operating Expenses - We define this non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments and share-based payment expense. We use this non-GAAP financial measure to manage our business, set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three and six months ended June 30, 2013 and 2012:

	Unaudited For the Three Months Ended June 30, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$814,718	$—	$—	$814,718
Advertising revenue	21,757	—	—	21,757
Equipment revenue	18,443	—	—	18,443
Other revenue	85,192	1,813	—	87,005
Total revenue	$940,110	$1,813	$—	$941,923
Operating expenses
Cost of services:
Revenue share and royalties	$155,859	$40,831	$—	$196,690
Programming and content	70,381	2,478	(1,639)	71,220
Customer service and billing	80,290	—	(511)	79,779
Satellite and transmission	19,493	—	(827)	18,666
Cost of equipment	5,442	—	—	5,442
Subscriber acquisition costs	129,992	22,017	—	152,009
Sales and marketing	68,058	4,153	(3,182)	69,029
Engineering, design and development	15,052	—	(1,634)	13,418
General and administrative	60,392	—	(7,701)	52,691
Depreciation and amortization (a)	67,415	—	—	67,415
Share-based payment expense	—	—	15,494	15,494
Total operating expenses	$672,374	$69,479	$—	$741,853

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended June 30, 2013 was $12,000.

	Unaudited For the Three Months Ended June 30, 2012
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$730,285	$54	$—	$730,339
Advertising revenue	20,786	—	—	20,786
Equipment revenue	16,417	—	—	16,417
Other revenue	70,055	1,813	—	71,868
Total revenue	$837,543	$1,867	$—	$839,410
Operating expenses
Cost of services:
Revenue share and royalties	$135,426	$36,024	$—	$171,450
Programming and content	65,169	10,431	(1,231)	74,369
Customer service and billing	68,679	—	(388)	68,291
Satellite and transmission	17,551	—	(688)	16,863
Cost of equipment	7,150	—	—	7,150
Subscriber acquisition costs	119,475	23,530	—	143,005
Sales and marketing	57,422	3,438	(2,053)	58,807
Engineering, design and development	6,272	—	(1,282)	4,990
General and administrative	65,664	—	(8,275)	57,389
Depreciation and amortization (a)	66,793	—	—	66,793
Share-based payment expense	—	—	13,917	13,917
Total operating expenses	$609,601	$73,423	$—	$683,024

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended June 30, 2012 was $14,000.

	Unaudited For the Six Months Ended June 30, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$1,598,060	$—	$—	$1,598,060
Advertising revenue	41,968	—	—	41,968
Equipment revenue	36,599	—	—	36,599
Other revenue	160,881	3,626	—	164,507
Total revenue	$1,837,508	$3,626	$—	$1,841,134
Operating expenses
Cost of services:
Revenue share and royalties	$304,390	$80,592	$—	$384,982
Programming and content	144,991	4,956	(3,281)	146,666
Customer service and billing	160,684	—	(981)	159,703
Satellite and transmission	39,188	—	(1,677)	37,511
Cost of equipment	12,469	—	—	12,469
Subscriber acquisition costs	246,103	44,022	—	290,125
Sales and marketing	133,956	8,319	(6,243)	136,032
Engineering, design and development	29,894	—	(3,281)	26,613
General and administrative	116,732	—	(14,549)	102,183
Depreciation and amortization (a)	134,433	—	—	134,433
Share-based payment expense	—	—	30,012	30,012
Total operating expenses	$1,322,840	$137,889	$—	$1,460,729

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the six months ended June 30, 2013 was $25,000.

	Unaudited For the Six Months Ended June 30, 2012
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$1,430,526	$121	$—	$1,430,647
Advertising revenue	39,456	—	—	39,456
Equipment revenue	33,370	—	—	33,370
Other revenue	138,912	3,626	—	142,538
Total revenue	$1,642,264	$3,747	$—	$1,646,011
Operating expenses
Cost of services:
Revenue share and royalties	$267,537	$70,870	$—	$338,407
Programming and content	135,265	22,134	(2,606)	154,793
Customer service and billing	134,866	—	(815)	134,051
Satellite and transmission	35,661	—	(1,473)	34,188
Cost of equipment	12,956	—	—	12,956
Subscriber acquisition costs	235,596	47,616	—	283,212
Sales and marketing	115,781	6,829	(4,413)	118,197
Engineering, design and development	18,962	—	(2,714)	16,248
General and administrative	125,550	—	(16,848)	108,702
Depreciation and amortization (a)	132,910	—	—	132,910
Share-based payment expense	—	—	28,869	28,869
Total operating expenses	$1,215,084	$147,449	$—	$1,362,533

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the six months ended June 30, 2012 was $28,000.

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. Purchase price accounting adjustments include the recognition of deferred subscriber revenues not recognized in purchase price accounting associated with the merger of Sirius and XM. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Subscriber revenue (GAAP)	$814,718	$730,285	$1,598,060	$1,430,526
Add: advertising revenue (GAAP)	21,757	20,786	41,968	39,456
Add: other subscription-related revenue (GAAP)	71,648	58,753	135,785	116,474
Add: purchase price accounting adjustments	—	54	—	121
	$908,123	$809,878	$1,775,813	$1,586,577

Daily weighted average number of subscribers	24,651,268	22,553,702	24,331,646	22,272,282

ARPU	$12.28	$11.97	$12.16	$11.87

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Customer service and billing expenses (GAAP)	$80,290	$68,679	$160,684	$134,866
Less: share-based payment expense	(511)	(388)	(981)	(815)
	$79,779	$68,291	$159,703	$134,051

Daily weighted average number of subscribers	24,651,268	22,553,702	24,331,646	22,272,282

Customer service and billing expenses, per average subscriber	$1.08	$1.01	$1.09	$1.00

Free cash flow - is derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. Free cash flow is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Cash Flow information
Net cash provided by operating activities	$273,106	$253,775	$442,021	$293,723
Net cash used in investing activities	$(36,546)	$(23,757)	$(62,980)	$(48,944)
Net cash provided by (used in) financing activities	$208,482	$(108,264)	$(248,217)	$(150,439)
Free Cash Flow
Net cash provided by operating activities	$273,106	$253,775	$442,021	$293,723
Additions to property and equipment	(36,546)	(23,757)	(62,980)	(48,944)
Free cash flow	$236,560	$230,018	$379,041	$244,779

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per gross subscriber addition - or SAC, per gross subscriber addition, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding purchase price accounting adjustments, divided by the number of gross subscriber additions for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per gross subscriber addition, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012

Subscriber acquisition costs (GAAP)	$129,992	$119,475	$246,103	$235,596
Less: margin from direct sales of radios and accessories (GAAP)	(13,001)	(9,267)	(24,130)	(20,414)
Add: purchase price accounting adjustments	22,017	23,530	44,022	47,616
	$139,008	$133,738	$265,995	$262,798

Gross subscriber additions	2,655,488	2,481,004	5,165,402	4,642,697

SAC, per gross subscriber addition	$52	$54	$51	$57

###

About Sirius XM Radio

Sirius XM Radio Inc. is the world’s largest radio broadcaster measured by revenue and has more than 25 million subscribers.  SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S., from retailers nationwide, and online at siriusxm.com. SiriusXM programming is also available through the SiriusXM Internet Radio App for Android, Apple, and BlackBerry smartphones and other connected devices. SiriusXM also holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

On social media, join the SiriusXM community on Facebook, facebook.com/siriusxm, Twitter, twitter.com/siriusxm, Instagram, instagram.com/siriusxm, and YouTube at youtube.com/siriusxm.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other forms of radio and audio services; our dependence upon automakers; general economic conditions; failure of our satellites, which, in most cases, are not insured; our ability to attract and retain subscribers at a profitable level; royalties we pay for music rights; the unfavorable outcome of pending or future litigation; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; and our substantial indebtedness.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com